Exhibit 10.11

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Riot Platforms, Inc.

Amended and Restated Executive Employment Agreement

This Riot Platforms, Inc. Executive Employment Agreement (this “Agreement”) is made and entered into, effective as of June 1, 2025 (the “Effective Date”), by and among Jonathan Gibbs, [***], (“Employee”) and Riot Platforms, Inc., a Nevada corporation (“Riot” and, together with its consolidated subsidiaries, the “Company”). Employee and the Company are sometimes referred to herein collectively as the “Parties” and each, individually, as a “Party” to this Agreement.

WHEREAS, the Company wishes to employ Employee as its Chief Data Center Officer, and Employee wishes to accept such employment with the Company, in each case subject and pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Position, Duties and Scope of Employment.
a.Position; Job Duties. Employee hereby accepts and agrees to serve full-time as the Company’s Chief Data Center Officer, subject and pursuant to the terms of this Agreement. In such position, Employee shall, in close coordination with the Company’s other executives, officers, and team leaders, be responsible for developing and supporting the Company’s artificial intelligence and high-performance computing infrastructure, as well as such other duties, powers, authorities, and responsibilities as may be assigned to Employee from time to time by the Company’s CEO. Employee shall have no authority to bind the Company by a promise or representation, or to enter into any contract, either written or oral, affecting the Company, except as specifically authorized by the Company’s Chief Executive Officer in writing, including as set forth in the Company’s Designation of Authority Matrix, as the same may be updated and revised from time to time, in the Company’s sole and absolute discretion.
b.Performance under this Agreement. During the Employment Term (as defined herein), Employee shall perform and fulfill Employee’s duties and responsibilities under this Agreement to the best of Employee’s abilities and in a trustworthy, professional, competent, and efficient manner. Employee shall, at all times, comply with and be subject to all applicable policies, procedures, codes of conduct, requirements, and organizational regulations established and/or amended by or on behalf of the Company from time to time, in its sole and absolute discretion.
c.Preparation, Ownership, and Storage of Data and Documents. Employee shall prepare, in connection with services performed under this Agreement, all reports, documents and correspondence necessary and/or appropriate under the circumstances, all of which shall belong to the Company. Employee shall store electronically all reports, documents, correspondence, and data on and in Company-designated storage and will not archive or otherwise retain any tangible or intangible copies, summaries, or descriptions of said reports, documents, correspondence, or data or otherwise store any such materials outside of such Company-designated storage.
d.Fiduciary Duty; Conflict of Interests. By accepting employment with the Company, Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity, and allegiance to act, at all times, in the best interests of the Company and to not intentionally engage in any act which would directly or indirectly injure the Company’s business, interests, or reputation. In keeping with the

Exhibit 10.11

Employee’s fiduciary duties and obligations to the Company, Employee shall not become involved in a conflict of interest with the Company, or upon discovery thereof, allow such a conflict to continue.

Moreover, Employee shall not engage in any activity that might involve a possible conflict of interest without first obtaining written approval from the Chief Executive Officer of the Company. Employee may, however, with prior written consent from the Chief Executive Officer (which consent shall not unreasonably be withheld), serve on one corporate board as a board member and serve on one civic or non-profit board as a board member at any given time during Employee’s employment with the Company; provided, however, that Employee engages in such outside activities only during Employee’s personal time.

2.Term of Employment. Employee’s employment under this Agreement shall commence on the Effective Date and continue for a period of 12 months thereafter (i.e., through June 2, 2026), unless such employment is terminated earlier pursuant to Section 6 of this Agreement (the “Initial Term”). Following the expiration of the Initial Term, Employee’s employment under this Agreement shall be automatically extended for Twelve (12) months and for successive Twelve-(12)-month periods thereafter (each a “Renewed Term” and all Renewed Terms, together with the Initial Term, collectively, the “Employment Term”); provided, however, the Employment Term shall not be renewed and shall end: (a) prior to the end of the Employment Term if Employee’s employment and/or this Agreement is terminated pursuant to Section 6 of this Agreement; or (b) as of the end of the Initial Term or the Renewed Term, as applicable, if either Party delivers, at least One Hundred Eighty (180) days before the end of the Initial Term or the Renewed Term, as applicable, written notice to the other Party, in a manner consistent with Section 7.j of this Agreement, of the Employee’s or the Company’s intent to not renew this Agreement; provided, further, that the Company may, in its sole and absolute discretion, accelerate the effective time of the termination of Employee’s employment with the Company (and, therefore, the Employment Term) at its discretion following receipt of Employee’s written notice of Employee’s intent to not renew the Employment Term in accordance with this Section 2. For the avoidance of doubt, the Parties hereby acknowledge and agree that, notwithstanding the Employment Term, Employee’s employment is “at-will” and voluntary, and, therefore, that each Party is free to terminate this Agreement (and the employer-employee relationship that exists between them) at any time, subject and pursuant to Section 6 hereof and applicable law.
3.	Exclusive Employment; Place of Services.
a.Exclusive Employment. During Employee’s employment with the Company, Employee shall devote all of Employee’s working time, attention, knowledge, and skill(s) to the performance and fulfillment of Employee’s duties, responsibilities, and services for the Company, and Employee shall not at any time during the Employment Term engage in any other business, employment, or consulting or contractor work, unless Employee has first obtained prior written consent from the Company’s Chief Executive Officer.
b.Place of Services. [***]. Regardless of the Employee’s place of service, Employee shall be available, including by telecommuting via video conferencing or other electronic means, during all reasonable times throughout the Employment Term, and shall be available for reasonable business travel requirements on a limited, and temporary basis, in performance of the Employee’s duties. Notwithstanding anything in this Agreement to the contrary, Employee’s duties shall include travel relating to the Company’s business reasonably commensurate with Employee’s position with the Company.
4.	Compensation and Benefits.
a.Base Salary. During the Employment Term, the Company shall pay Employee an annualized salary in accordance with its regular payroll practices for an executive employee. Employee’s initial gross annual base salary shall be five hundred fifty thousand and 00/100 United States Dollars ($550,000.00), subject to all offsets, prorations, deductions, foreign and domestic tax withholdings, and claw-backs as set forth in this Agreement and/or required under applicable law. Employee’s annual base salary, as adjusted from time to time as set forth herein, is referred to as the “Base Salary” in this Agreement. The Company’s Chief Executive Officer and/or the Compensation and Human Resources Committee of its Board of Directors (the “Compensation Committee”) shall annually review and may, in

Exhibit 10.11

his or its sole discretion, adjust Employee’s Base Salary from time to time. Effective as of the date of any adjustment to Employee’s Base Salary, this Agreement shall be amended automatically without further action or writing by the Parties such that the Base Salary stated herein reflects the new Base Salary established by the Company for all purposes of this Agreement.
b.Annual Incentive Bonus. During the Employment Term, Employee shall be eligible to receive an annual discretionary cash performance-incentive bonus based on Employee’s Base Salary, with a target amount of one hundred percent (100%), which may be increased to 200% of Employee’s Base Salary actually paid for such year (the “Incentive Bonus”). The Incentive Bonus shall be awarded based on the determination of the Compensation Committee or its delegee, in its or their sole discretion, of Employee’s achievement during the applicable year of the performance objectives established for Employee. For the avoidance of doubt, Employee shall not be entitled to any Incentive Bonus amount for any applicable year, except as awarded by the Compensation Committee or its delegee(s) in its or their sole discretion. For each fiscal year during the Employment Term, the Compensation Committee (or its delegee, as appropriate) shall communicate the terms of Employee’s Incentive Bonus for such year, including, without limitation, Employee’s performance objectives for the applicable year and the applicable target amount of such Incentive Bonus. Following each completed fiscal year during the Employment Term, the Compensation Committee (or its delegee, as appropriate) shall evaluate Employee’s achievement of the performance objectives established with respect to the Incentive Bonus for Employee for the applicable year. Based on this evaluation, the Compensation Committee shall determine the final amount of the Incentive Bonus, if any, to be awarded to Employee. Incentive Bonus awards may, in the discretion of the Board or the Compensation Committee, be granted as an Equity Award according to Section 4.c of this Agreement, or as a cash award. Nothing in this Section 4.b, nor anything in this Agreement, entitles or shall be interpreted to entitle Employee to any guaranteed minimum Incentive Bonus at any time during the Employment Term and Employee’s receipt of an Incentive Bonus is expressly contingent upon Employee being actively employed by the Company through the date that such Incentive Bonus is actually paid to Employee. All determinations with respect to any Incentive Bonus shall be made by the Board or Compensation Committee, as applicable, in its sole and reasonable discretion, and shall be final, conclusive, and binding on all Parties.
c.Equity Compensation. Subject to the terms and conditions of this Agreement, the Employee shall be eligible to receive, as additional compensation, awards of equity compensation (each an “Equity Award”), under the Company’s 2019 Equity Incentive Plan, as amended, (a copy of which is attached as Exhibit “C” hereto) or any successor equity incentive plan adopted by the Company from time to time after the Effective Date (the “Equity Plan”), including under the Company’s Long-Term Incentive Program adopted in 2023 under the Equity Plan (the “LTIP”). All Equity Awards shall be granted subject to the terms and conditions of the Equity Plan and an equity award agreement (each, an “Award Agreement”) to be entered into between the Company and Employee as of the grant date of such Equity Award and, except as expressly agreed by the Company in writing (including via a Severance Agreement, as provided under Section 6.h of this Agreement), the terms of the Award Agreement and the Equity Plan will govern the treatment of any Equity Award granted to Employee by the Company. The Company grants its employees Equity Awards as additional long-term incentive compensation to better align employees’ interests with those of the Company’s stockholders. Accordingly, any Equity Award granted to Employee by the Company shall be subject to forfeiture until vesting. As set forth in the Equity Plan and the applicable Award Agreement, vesting of these Equity Awards may occur as a result of Employee’s continued service with the Company through designated vesting dates (a “Service-Based Award”), or as a result of the Employee’s or the Company’s achievement of certain performance objectives established by the Board from time to time, subject to Employee’s continued employment with the Company through the date the Board determines the performance objective(s) has been achieved (a “Performance-Based Award”). Awards granted under the LTIP will generally consist of a Service-Based Award and a Performance-Based Award, both of which vesting over a three-(3)-year period; however, the granting, term, composition, and amount of any Equity Awards granted under the LTIP are subject to the discretion of the Compensation Committee (who administers the Equity Plan and all Equity Awards granted thereunder), and nothing herein is, nor should it be interpreted or construed as being, an offer or a guarantee that Employee will be granted any Equity Award, including under the LTIP, at any time, or in any amount.

Exhibit 10.11

For the avoidance of doubt, except as otherwise agreed by the Company in writing, Employee shall not be guaranteed any minimum Equity Award at any time during the Employment Term.
i.Sign-On Grant. You would be eligible to receive an equity award of approximately $5,000,000.00 in restricted shares of RIOT, based upon on the start date of your employment with RIOT (the “Start Date”), calculated based on the average closing price of RIOT over the 20 trading days immediately prior to the Start Date. This sign-on grant would be eligible to vest in 4 semi-annual installments after the Start Date, subject to your continued service with Riot through vesting.
ii.Performance-Based Award. You would be eligible to receive an equity award of approximately $10,000,000.00 in performance-based option awards, which will be exercisable into RIOT common stock upon the achievement of certain performance milestones. The quantity of shares will be calculated based on the average closing price of RIOT over the 20 trading days immediately prior to the Start Date. Each option’s exercise price will be the closing price of the trading day immediately prior to the Start Date. The specific milestones for the performance-based award are outlined in Exhibit E. Any shares tied to a performance-based milestone which is not met within the timeline specified in Exhibit E, or before the termination of employment by either party, will be automatically forfeited and cancelled subject to the carveouts in Section 6.h.iii.
d.Benefits. During the Employment Term, Employee shall be entitled to participate in each of the Company’s employee benefit plans and programs, as in effect from time to time, including without limitation those group medical, dental, health and/or disability insurance plans, plans established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and Medicare and/or Social Security reimbursement plans, all in accordance with and subject to all terms and conditions of those benefit plans and/or programs and any amendments thereto, including any and all provisions concerning eligibility for participation. Furthermore, as an executive officer of the Company, Employee will be entitled to participate in the Company’s Executive Wellness Policy (a current copy of which is attached as Exhibit “D” hereto), as the same may be amended by the Company from time to time, in its sole and absolute discretion (the “EWP”). Under to the EWP, Employee shall be entitled to receive reimbursement of covered healthcare and financial wellness costs and expenses (collectively, “EWP Expenses”), as follows: (i) physical and mental healthcare costs not otherwise covered by the Company’s existing employee healthcare insurance plans in an amount not to exceed Twelve Thousand United States Dollars ($12,000) per year; and (ii) financial wellness costs (e.g., financial and tax planning expenses, equity ownership and retirement planning, charitable giving and family wealth transfer planning) in an amount not to exceed Fifteen Thousand United States Dollars ($15,000) per year. To qualify for such reimbursement, Employee must submit EWP Expenses to the Company, in accordance with Section 4.f of this Agreement, within the calendar year in which such expenses are incurred by Employee, and Employee shall only be entitled to receive reimbursement for those costs and expenses that are properly reimbursable under the EWP and submitted to the Company in accordance with Section 4.f.
e.Paid Time Off. During the Employment Term, Employee shall be eligible to receive unlimited paid time off (“PTO”) for use as vacation leave, sick leave, and/or for other personal reasons, subject and pursuant to the Company’s PTO policy with respect to executive employees, as the same may be amended from time to time by the Company, in its sole and absolute discretion. For the avoidance of doubt, PTO shall not accrue to Employee, is not “earned” by Employee, and Employee is not entitled to receive any compensation for any unused PTO as of the termination of Employee’s employment or service with the Company, except as agreed in writing by the Company or as otherwise provided in the Company’s PTO policy as in effect at such time.
f.Expense Reimbursement. During the Employment Term, and subject to Section 7.p of this Agreement, the Company will reimburse Employee for reasonable, necessary, and documented out-of-pocket business expenses incurred by Employee on behalf of the Company in connection with the performance of Employee’s duties and in furtherance of the Company’s business in accordance with the Company’s business expense policy, as the same may be amended from time to time.

Exhibit 10.11

g.Company Compensation Practices, Regulatory Compliance, and Section 16 Reporting. Any payment or benefit conferred under this Section 4 or otherwise pursuant to this Agreement shall, subject to all applicable regulatory, tax, and legal requirements described under Section 7.p of this Agreement, be paid in accordance with the Company’s customary compensation practices and, as applicable, prorated for the actual number of days Employee was actively employed with the Company during the applicable fiscal year. Furthermore, Employee shall be subject to U.S. Federal Securities Laws applicable to a public company, including with respect to Transactions in Company Securities (each, as defined in the Company’s Insider Trading Policy, as the same may be amended from time to time by the Company, in its sole and absolute discretion). As such, the Employee shall be required to meet its reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) insider trading restrictions, prohibitions on trading during Black-Out Periods, and other limitations on public sales of Company Securities, as a material condition of Employee’s continued employment with the Company. Specifically, Employee shall report any proposed changes to Employee’s beneficial ownership of Company Securities, including any proposed Transactions in Company Securities by Employee or Employee’s family, affiliates, or agents, to the Company’s General Counsel as soon as possible, but in any case, not less than two (2) business days prior to the proposed Transaction or other change in beneficial ownership of Company Securities. Without limiting the generality of the foregoing, Employee hereby acknowledges and agrees that Employee, and Employee’s family and affiliates, may not enter into any Transactions in Company Securities, or induce any other person to enter into any Transactions in Company Securities, or provide Material Non-Public Information (as defined in the Insider Trading Policy) to any person, in violation of the Insider Trading Policy, the Company’s Code of Ethics and Business Conduct, or any other Company policy.
5.Restrictive Covenants. The Employee hereby acknowledges and agrees that Employee has read and understood, and continues to be bound by the terms of, that certain Confidentiality and Non-Competition Agreement by and between the Company and Employee (the “CNCA”), which is incorporated herein by this reference. The Employee further understands and agrees that the Company may, in its sole discretion, update and amend the Employee’s CNCA from time to time, and the Employee will be required to sign any such amended agreement as a material term of this Agreement and a condition of continued employment. Notwithstanding anything contained in this Agreement to the contrary, and for the avoidance of any doubt, nothing herein shall modify or limit the applicability of the confidentiality and/or restrictive covenants contained in the CNCA and/or any other agreement between the Parties, which shall be enforced according to their terms and read together to provide the greatest level of protection(s) to the Company and its confidential information (as that term is defined in the CNCA).
6.	Termination of Employment.
a.By the Company for Cause. Employee’s employment under this Agreement may be terminated by the Company at any time upon the occurrence of one or more of the following events (each of which shall be a termination event for “Cause”):
i.Employee willfully, recklessly, or with gross negligence fails to comply with any material term or aspect of the policies, standards, and regulations that the Company, in its sole discretion, establishes and/or implements in writing before and during the Employment Term;
ii.Employee commits any act of gross negligence, illegal conduct, embezzlement, theft, misappropriation, fraud, dishonesty, or other acts of misfeasance, malfeasance, and/or misconduct in the rendering of services to or on behalf of the Company;
iii.Employee willfully, recklessly, or with gross negligence fails to comply with any reasonable request of the person(s) to whom Employee reports;
iv.Employee fails to adequately, substantially, and/or continually perform to Company’s reasonable satisfaction the usual and customary duties of Employee’s employment, those duties reasonably requested of Employee and typically associated with Employee’s position, and/or those duties or expectations assigned by Company;

Exhibit 10.11

v.Employee breaches any material term or provision of this Agreement or any material term or provision of any other agreement between the Parties; or
vi.Employee is convicted of, or pleads guilty or nolo contendere to, any crime constituting a felony or any crime constituting a misdemeanor involving deceit, dishonesty, or moral turpitude, or otherwise commits any act which impairs Employee’s fitness to perform the Employee’s duties under this Agreement and/or damages the reputation of the Company, as determined in the sole and reasonable discretion of the Board.

The Company may terminate Employee’s employment under this Agreement for Cause pursuant to this Section 6.a at any time by providing Employee written notice of such termination, including, for the avoidance of doubt, immediately upon delivery of such notice to Employee in accordance with the requirements for notices set forth in Section 7.j hereof. If the Company determines, in its sole and absolute discretion, that the event(s) or condition(s) constituting Employee’s breach and default of this Agreement (and the “Cause” for the termination of Employee’s employment with the Company) are capable of being cured, the Company may, in its sole and absolute discretion, provide Employee with a reasonable period to cure such breach and default. If such breach is remedied, the Company will withdraw its notice of termination and shall not terminate Employee’s employment under this Agreement for Cause with respect to such remedied breach; provided, however, (A) such restriction shall only apply to the remedied breach(es), (B) Employee’s employment with the Company may be terminated for Cause in respect of any other event or condition described in this Section 6.a, and (C) nothing herein restricts, or shall be construed as restricting, the Company’s ability to terminate Employee “without Cause” (as defined in Section 6.b, below) or Employee’s ability to terminate this Agreement.

b.By the Company without Cause. Employee’s employment under this Agreement may be terminated by the Company without Cause by providing written notice of such termination to Employee. For purposes of this Agreement “without Cause” shall mean any termination by the Company that is not

(i) a termination for Cause as described and in accordance with Section 6.a, above, or (ii) a termination because of death or Disability, as described Section 6.e, below. For the avoidance of doubt, any termination of this Agreement due to non-renewal of the Employment Term according to Section 2 hereof shall constitute a termination “without Cause” covered by this Section 6.b. Notwithstanding anything in this Agreement to the contrary, the Company may, in its sole and absolute discretion, designate the effective time of the termination of Employee’s employment with the Company (including termination with immediate effect upon delivery of notice to Employee); provided, however, that Employee shall be paid Employee’s Base Salary through the effective time of the termination of Employee’s employment with the Company or for a period of Thirty (30) days following the date the Company delivers notice to Employee of such termination, whichever is later.

c.By Employee for Good Reason. Employee’s employment under this Agreement may be terminated by Employee at any time following written notice to the Company upon the occurrence of any of the following events or conditions (each of which shall be a termination event for “Good Reason”):
i.A material diminution in Employee’s Base Salary or employment benefits other than a general reduction in Base Salary and/or benefits that affects all similarly situated employees;
ii.	A material breach of this Agreement by the Company;
iii.A material diminution in Employee’s title, authorities, responsibilities, or duties without Employee’s consent (other than a temporary change while Employee is physically or mentally in capacitated or as required by applicable law;
iv.A relocation of Employee’s primary work location that would require the reasonable person to move Employee’s residence from its then current location if Employee does not consent to such relocation;
v.	The Company permanently ceases its business operations; and/or

Exhibit 10.11

vi.A Change in Control (as defined in Section 6.f, below) of the Company and the Employee experiences any of the events set forth in the foregoing Sections 6.c.i through 6.c.v within either

(A) the first Six (6) months following such Change in Control or (B) the Initial Term or any then-effective Renewed Term of this Agreement, whichever is later.

Notwithstanding the foregoing, Employee may not terminate Employee’s employment under this Agreement for Good Reason without first providing the Company advanced written notice of the event(s) and/or condition(s) constituting Good Reason, which notice must be given no later than Thirty (30) days after the date on which the event(s) and/or condition(s) constituting Good Reason first occurs, or the date Employees becomes aware (or reasonably should have become aware) of such event(s) or condition(s). Upon the Company’s receipt of such notice, the Company shall then have Ninety (90) days during which it may remedy the event(s) and/or condition(s) (the “Company Notice Period”) and, if so remedied, Employee may not terminate his employment under this Agreement for Good Reason (and any subsequent termination by Employee, except for a termination for Good Reason arising due to unrelated event(s) or condition(s) as from those so remedied by the Company, shall be deemed a termination by Employee “without Good Reason” under the following Section 6.d). Employee’s employment with the Company shall terminate within Thirty (30) days after the expiration of the Company Notice Period, if the Company fails to cure the event(s) and/or condition(s) constituting the Good Reason for Employee’s termination of his employment with the Company.

d.By Employee without Good Reason. Employee may terminate Employee’s employment under this Agreement without Good Reason by providing written notice of termination to the Company no less than One Hundred Eighty (180) days before the effective time of the termination of Employee’s employment with the Company, as specified in such notice. For purposes of this Agreement “without Good Reason” shall mean any termination by Employee that is not a termination due to death or Disability under Section 6.e, below, or for Good Reason as set forth and in accordance with Section 6.c, above. For the avoidance of doubt, if Employee terminates his employment with the Company without complying with the requirements of Section 6.c, above, such termination shall be deemed a termination by Employee without Good Reason (without notice). Notwithstanding anything in this Agreement to the contrary, the Company may, in its sole and absolute discretion, waive all or any part of the One Hundred Eighty-(180)- day notice period for no consideration and advance the Employee’s termination date to an alternate termination date of the Company’s own choosing.
e.Termination due to Death or Disability. Employee’s employment with the Company shall terminate immediately in the event of Employee’s death or Disability. For purposes of this Agreement, “Disability” means Employee’s inability to substantially perform his duties by reason of any medically determinable physical or mental impairment that, as determined by a physician chosen by the Company and reasonably acceptable to Employee, can be expected to: (i) result in death; (ii) last for a continuous period of at least Thirty (30) days; or (iii) endanger the Employee and/or others if Employee were to continue to perform Employee’s duties with the Company.
f.Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:
i.an acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or any future replacement thereof) by any individual, group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any future replacement thereof), or entity (each, a “Person”) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of this Section 6.f.i; or

Exhibit 10.11

ii.a change in the composition of the Board such that the individuals who constitute the Incumbent Board (such as defined herein) cease for any reason to constitute at least a majority of the Board. As used in this Section 6.f, the “Incumbent Board” means those individuals serving as members of the Board as of the Effective Date; provided, however, any subsequent individual serving on the Board who was (A) elected to serve as a member of the Board by the Company’s stockholders or (B) appointed to fill a vacancy on the Board shall be considered as though such individual were a member of the Incumbent Board only if such individual was nominated for election or appointed to serve on the Board by at least a majority of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any future replacement thereof) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
iii.consummation of a reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which: (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of Outstanding Company Voting Securities; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation (described in clause (A) of this Section 6.f.iii) resulting from such Corporate Transaction) will beneficially own, directly or indirectly, forty percent (40%) or more of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction; and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
iv.	A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect a Change in Control would result in the imposition of an additional tax under Section 409A were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.

g.Payment of Accrued Obligations; Continuation of Benefits. Regardless of the reason for the termination of Employee’s employment with, or other qualifying “Separation from Service” (within the meaning of Treasury Regulations Section 1.409A-1(h), or future replacement thereof) from, the Company, Employee shall be entitled to receive payment in satisfaction of the following obligations accrued to Employee as of the effective date of such termination or Separation from Service (the “Termination Date”) which are outstanding as of the Termination Date (collectively, the “Accrued Obligations”): (A) all of the Employee’s Base Salary earned and unpaid through the Termination Date; (B) all of Employee’s PTO accrued and unused as of the Termination Date; and (C) reimbursement of Employee’s properly reimbursable business expenses incurred and unreimbursed as of the Termination Date; provided, that, Employee must submit a final request for reimbursement of any such outstanding unreimbursed business expenses, together with such substantiation as may be requested or required pursuant to the Company’s employee expense reimbursement policy, by no later than Five (5) business days following the Termination Date to receive reimbursement of such employee business expenses. Except with respect to reimbursement

Exhibit 10.11

of Employee’s outstanding reimbursable employee business expenses, all Accrued Obligations shall be due and payable to Employee (or Employee’s estate or beneficiaries, as the case may be) on the first regular payday following the Termination Date (or sooner if required by law). In addition to satisfaction of the Accrued Obligations, Employee shall continue to receive coverage under the Company’s then-effective group medical insurance policies and employee benefit programs through the end of the month of the Termination Date, except as required by applicable law and the terms of applicable Company group medical insurance policy and employee benefit program agreements. For the avoidance of doubt, except for as provided in Section 6.h, below, Employee shall be entitled to receive only payment of the Accrued Obligations and continuation of the Company employee benefits set forth in this Section 6.g in connection with the cessation of Employee’s employment with the Company, and, upon payment of such Accrued Obligations, Employee shall not be entitled to any further compensation or benefits from the Company (including its subsidiaries and affiliates), except as specifically provided herein, or as otherwise agreed by the Company in writing.
h.Severance. By no later than Twenty-One (21) days following the Termination Date, Company and Employee (or Employee’s estate or beneficiaries, as the case may be) shall enter into a separation agreement and general release, substantially in form attached as Exhibit “C” hereto (the “Severance Agreement”) pursuant to which Company shall pay to Employee (or Employee’s estate or beneficiaries, as the case may be), in exchange for the execution, non-revocation, and compliance with the terms of the Severance Agreement by the Employee (or Employee’s estate or beneficiaries, as the case may be), the applicable amounts specified in Sections 6.h.i through 6.h.iv below (the “Severance Payments”) in accordance with the Severance Agreement; provided, however, neither Party shall be obligated to enter into the Severance Agreement if Employee’s employment with the Company is terminated: (i) by the Company for Cause; or (ii) by Employee without Good Reason and Employee fails to provide the advance written notice required by Section 6.d of this Agreement. For the avoidance of doubt, the Severance Payments shall not become due and payable unless and until the Severance Agreement between the Company and Employee has become effective, binding, and irrevocable on the parties thereto; provided, however, that if the Company (or applicable successor-in-interest to the Company) fails to execute and deliver the Severance Agreement in accordance with this Section 6.h, the Company shall be deemed in material default of its obligations under this Agreement, and the applicable Severance Payments that would have been due to Employee had the Severance Agreement been entered into in accordance with this Section 6.h shall immediately become due and payable to Employee as of the Termination Date, without further action by, or agreement of, the Employee. Accordingly, pursuant to the Severance Agreement, Employee shall be entitled to receive the following Severance Payments:
i.Termination by Company for Cause; Termination by Employee without Good Reason (without notice). If the Company terminates Employee’s employment for Cause, or if Employee terminates Employee’s employment hereunder without Good Reason and Employee fails to provide advance notice required by Section 6.d of this Agreement, then the Employee (or Employee’s estate or beneficiaries, as the case may be) shall not receive any Severance Payments and shall only be entitled to receive payment of the Accrued Obligations; therefore, upon payment of such amounts, Employee shall not be entitled to receive any additional remuneration from the Company under this Agreement with respect to Employee’s employment with the Company.
ii.Termination by Employee without Good Reason (with notice); Termination due to Non-Renewal of Employment Term by Company. If Employee terminates Employee’s employment hereunder without Good Reason and provides the Company with advance written notice of such termination as required by Section 6.d of this Agreement, or if Company elects under Section 2 hereof not to renew the term of Employee’s employment with Company hereunder, Employee (or Employee’s estate or beneficiaries, as the case may be) shall receive payment of the Accrued Obligations and the following Severance Payments: (A) Twenty-Five percent (25%) of the target amount of the Incentive Bonus amount to which Employee would have been entitled under Section 4.b of this Agreement had Employee remained employed with the Company through the end of the fiscal year in which the Termination Date occurs, prorated through the Termination Date; and (B) an amount equal to Three (3) months’ worth of the Employee’s Base Salary, as in effect immediately prior to the Termination Date. For the avoidance of doubt,

Exhibit 10.11

Employee shall not receive any Severance Payments in respect of a termination due to Employee’s election not to renew the Employment Term pursuant to Section 2 of this Agreement.
iii.Termination by Company without Cause; Termination due to death or Disability of Employee. If Employee’s employment with the Company is terminated by the Company without Cause, or due to Employee’s death or Disability, Employee (or Employee’s estate or beneficiaries, as the case may be) shall receive payment of the Accrued Obligations and the following Severance Payments: (A) payment of One Hundred percent (100%) of the target amount of the Incentive Bonus to which Employee would have been entitled under Section 4.b of this Agreement had Employee remained employed with the Company through the end of the fiscal year of the Termination Date, prorated through the Termination Date; and (B) payment of Employee’s Base Salary, as in effect immediately prior to the Termination Date, in amount equal to the lesser of: (1) Twelve (12) months of the Employee’s then-effective Base Salary; and

(2) the sum of the Base Salary payments Employee would have received had Employee’s employment with the Company continued through the end of the Initial Term or the then-effective Renewed Term. Additionally, if Employee’s employment with the Company is terminated by the Company without Cause, or due to Employee’s death or Disability—and Employee’s tenure with the Company exceeds 180 calendar days—Employee (or Employee’s estate or beneficiaries, as the case may be) shall also receive: (C) at the time of termination, fifty percent (50%) of Employee’s Service-Based Awards scheduled to vest within 365 calendar days of Employee’s termination; and (D) continuation of the vesting of fifty percent (50%) of outstanding Performance-Based Awards granted to Employee under the Equity Plan as if Employee’s employment with the Company had not ceased prior to the end of the applicable performance period with such vesting calculated based on actual performance, provided, however, if the applicable performance period is extended or the vesting or performance conditions are materially changed to Employee’s detriment or the Company fails to certify the performance achievement with respect to any such outstanding Performance-Based Awards within Sixty (60) calendar days following the end of the applicable performance period, then such Performance-Based Awards will vest immediately upon the occurrence of any such event assuming achievement of the maximum level of performance.

iv.Termination by Employee with Good Reason; Termination Incident to Change in Control. If Employee terminates Employee’s employment with the Company for Good Reason consistent with the rules and procedures set forth in Section 6.c.vi of this Agreement, or if Employee’s employment with the Company is terminated by the Company for any reason other than for “Cause” (as defined in Section 6.a hereof) within Six (6) months of a Change in Control of the Company, Employee (or Employee’s estate or beneficiaries, as the case may be) shall receive payment of the Accrued Obligations and the following Severance Payments: (A) One Hundred percent (100%) of the target amount of the Incentive Bonus to which Employee would have been entitled under Section 4.b of this Agreement had Employee remained employed with the Company through the end of the fiscal year in which the termination of employment occurred; (B) Employee’s Base Salary as in effect as of the Termination Date (for terminations with Good Reason) or as in effect immediately prior to the Change in Control (for terminations incident to a Change in Control), in an amount equal to the greater of: (1) the sum of the Employee’s Base Salary that would have been paid to Employee through the end of the Initial Term (or then-applicable Renewed Term) had Employee’s appointment or service with the Company not ceased; and (2) Twelve

(12) months of the Employee’s Base Salary; (C) acceleration of the vesting of all outstanding Service-Based Awards granted to Employee under the Equity Plan which remain unvested as of the Termination Date, such that vesting of such service-based Equity Awards shall be deemed to have occurred as of: (1) in the case of a termination by Employee with Good Reason, the Termination Date; or (2) in the case of a termination incident to a Change in Control, as of immediately prior to the effective time of the Change in Control; and (D) continuation of vesting of all outstanding Performance-Based Awards granted to Employee under the Equity Plan which remain unvested as of the Termination Date, as if Employee’s appointment or service with the Company had not ceased, for a period ending as of the earlier of: (1) the end of the performance period applicable to such Equity Award, or (2) the termination of the Severance Agreement or the CNCA in connection with Employee’s breach of the terms thereof; provided, however, solely with respect to a Change in Control, if the Equity Plan or the applicable performance plan thereunder (including the LTIP) is terminated or suspended, or if the performance period for such Equity Award is extended, tolled or suspended, or if the certification of the achievement of performance objectives is

Exhibit 10.11

canceled, delayed, or suspended, or otherwise fails to occur within Eighteen (18) months of the applicable Change in Control transaction, One Hundred percent (100%) of the outstanding performance objectives corresponding to the target award(s) for such outstanding Performance-Based Award(s) shall be deemed to have been achieved and certified as of immediately prior to the Change in Control, and, accordingly, One Hundred percent (100%) of such outstanding Performance-Based Award(s) shall automatically vest and become due and payable to Employee as of immediately prior to the effective time of the Change in Control.

i.Treatment of Equity. Other than pursuant to the Severance Agreement as set forth in the foregoing Sections 6.h.i through 6.h.iv, or as set forth in the applicable Equity Award Agreement between Employee and the Company, and except with respect to applicable regulatory, tax, and legal requirements described under Section 7.p of this Agreement, any Equity Awards granted to Employee shall remain governed by the Equity Plan and the applicable Equity Award Agreement between Employee and the Company. For the avoidance of doubt, any ambiguity between the terms of this Agreement, including, specifically the terms of Section 6.h, and the terms of the applicable Equity Award Agreement between Employee and the Company shall be resolved in favor of the applicable Equity Award Agreement, such that, the terms of the applicable Equity Award Agreement(s) shall continue to govern and control over the terms of this Agreement, in all respects.
j.Regulatory Adjustments. All amounts which may become payable to Employee under this Section 6 in connection with the cessation of Employee’s employment with the Company, including any Severance Payments, shall be subject to all applicable regulatory, tax, and legal requirements described under Section 7.p of this Agreement.
k.Effect of Termination; Resignation and Removal from all Company Positions. Notwithstanding anything in this Agreement to the contrary, upon termination of Employee’s employment hereunder for any reason, Employee agrees: (i) to immediately deliver to the Company all Property (as that term is defined in the CNCA) and records (including all copies thereof) of the Company; (ii) that the Company shall have the right, without limitation, to withhold and retain any amounts that might otherwise be owed to the Employee to offset any amounts or debts owed by Employee to the Company; and (iii) that the Company shall, subject to applicable laws, further have the right to withhold the payment of any amounts that might otherwise be owed to Employee until such time as the Company determines, to its reasonable satisfaction, that any and all proprietary and confidential information, regardless of the medium on which it is embodied (e.g., laptop computer), has been returned to the Company and that Employee has not retained copies thereof. Furthermore, except as specifically agreed by the Company in writing, upon the cessation of Employee’s employment with the Company, Employee shall be deemed to have resigned and/or been removed from all positions that the Executive holds (or previously held) with the Company or any of the Company’s affiliated and/or related entities, effective immediately as of the Termination Date.
7.	Miscellaneous.
a.Section Headers; Gender and Number. The section headings in this Agreement are for the Parties’ convenience only and are not intended to govern, limit, or affect the meanings of the sections. Singular and plural nouns and pronouns shall mean the singular or plural and the masculine, feminine, or neuter genders as permitted by the context in which the words are used.
b.	Representations by Employee. The Employee represents and warrants to the Company that:
i.The Employee’s acceptance of employment under this Agreement with the Company and the performance of the Employee’s duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Employee is a party or is otherwise bound;
ii.As a condition of employment, the Employee shall review and provide acknowledgement of the Company’s governance policies, practices, and procedures, and shall complete all mandatory trainings in a timely manner;

Exhibit 10.11

iii.The Employee shall adhere to the Company’s governance policies, practices, and procedures, including, without limitation, the Insider Trading Policy (and any trading black-out periods enacted thereunder), Stock Ownership Guidelines, Clawback Policy, and all other policies, practices, and procedures relating to Company Securities (as that term is defined under the Insider Trading Policy), including with respect to Section 16 of the Exchange Act;
iv.The Employee’s acceptance of employment under this Agreement with the Company and the performance of the Employee’s duties hereunder will not violate any non-solicitation, non-competition, non-disclosure, or other similar covenant or agreement between the Employee and a prior employer of the Employee;
v.The Employee’s representations to the Company regarding the Employee’s prior employment have been truthful and accurate; and
vi.Employee shall immediately notify the Company of any issues that arise that could conflict with the representations, warranties, and obligations set forth herein, including without limitation, any demands, claims, notices, or requests made by third parties that could adversely impact Employee’s ability to perform Employee’s duties.
c.Cooperation. The Parties agree that certain matters in which Employee will be involved during the Employment Term may necessitate Employee’s cooperation in the future. Accordingly, following the termination of Employee’s employment for any reason, to the extent requested by the Company, Employee shall provide to the Company reasonable levels of assistance in answering questions about the Company’s business, transition of responsibility, legal matters, and/or litigation. The Company shall make reasonable efforts to minimize the disruption of Employee’s other activities.
d.Entire Agreement; Modification. Unless specifically provided herein, this Agreement, along with all exhibits and/or attachments hereto (including without limitation the Equity Award Agreements entered into between the Parties and the CNCA) constitutes the entire understanding between Employee and the Company with respect to the subject matter hereof and supersedes all prior understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter hereof. The Parties are not relying upon any representations or promises not set forth in this Agreement. Except as provided here, this Agreement may not be amended or modified except in a writing signed by both Parties.
e.Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions set forth in this Agreement (including the CNCA) shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other times. No waiver by the Company of a breach by Employee of any provision of this Agreement (including the CNCA) shall be binding upon the Company unless the same is in writing, signed by a duly authorized representative of the Company, and any such waiver shall not operate or be construed as a waiver of any subsequent breach.
f.Severability. If it is determined by a court of competent jurisdiction that any of the provisions of this Agreement is invalid or unenforceable, such determination shall not affect the validity of the remaining provisions in this Agreement, each of which shall survive and be given full force and effect. A court of competent jurisdiction may modify and bring about a modification of any invalid or unenforceable provision to make it enforceable under applicable law.
g.Assignment. The Company may assign this Agreement (including the CNCA) and, if assigned, the assignee has the right to seek enforcement of the Agreement (including the CNCA). Since this Agreement and the Employee’s rights and obligations hereunder are personal to Employee, Employee cannot assign this Agreement (including the CNCA) to any other person or entity.
h.Indemnification of Company. Employee agrees to indemnify, defend, and hold the Company, its Affiliates, and their officers, directors and employees harmless from and against any claims

Exhibit 10.11

(including without limitation losses, damages, attorneys’ fees and costs) by third parties alleging that Employee’s employment with the Company hereunder constitutes unlawful activity, breaches an obligation of Employee, or otherwise subjects the Company and its Affiliates to potential liability as a result of Employee’s employment with the Company.
i.Indemnification of Employee. The Company agrees to indemnify, defend, and hold the Employee harmless from and against claims as provided for under the Company’s Articles of Incorporation and the Company’s Bylaws in effect from time to time.
j.Notices. All notices and other communications required to be given under this Agreement (including the CNCA) shall be in writing and shall be delivered to the receiving Party by hand-delivery in person, via email transmission (including as an attachment) sent to the receiving Party’s e-mail address, or by overnight carrier service by a recognized business courier (such as FedEx or UPS) to the receiving Party’s mailing address. A notice and/or other communication to be given hereunder shall be considered effective: (a) on the date of delivery if personally delivered against a written receipt; (b) on the date of delivery if sent by e-mail transmission or as an attachment to an e-mail transmission, with a delivery receipt; or (c) on the first business day following the date of dispatch if delivered to a recognized business courier service (such as DHL Courier, FedEx, or UPS) for overnight delivery. The Parties’ addresses for notice as of the Effective Date are as set forth below, as the same may be revised from time to time by giving notice to the other Parties in accordance with this Section 7.j:

Company:[***]

Employee:[***]

k.Survival. Notwithstanding anything in this Agreement to the contrary, and for the avoidance of any doubt, the termination of Employee’s employment under this Agreement for any reason shall not affect the CNCA or any of the covenants, warranties, and agreements in Section 4.g, Section 5, Section 6, and Section 7 (including all constituent subparts thereof) of this Agreement, each of which shall survive such termination of the Employment Term, the Parties’ employment relationship, and this Agreement.
l.Governing Law; Jurisdiction and Venue; Attorney’s Fees and Costs. The validity, construction, and performance of this Agreement (including the CNCA) shall be governed by the laws of the State of Colorado, without giving effect to conflict of law principles. Except as otherwise may be required by the Company to obtain equitable injunctive relief under this Agreement, the CNCA, and/or any other agreement between the Parties, Employee further understands and agrees that all claims or disputes between Employee and the Company and/or its present and former directors, officers, employees, agents, representatives and assigns, in any way arising out of or related to this Agreement or the CNCA shall be decided by binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the Federal Arbitration Act, 9 U.S.C., 1, et seq, and in accordance with the Commercial Arbitration Rules of the AAA that are in effect at the time the demand for arbitration is filed, unless the Parties mutually agree otherwise in writing. The decision of the arbitrator(s), which shall state finding of fact and conclusions of law, shall be final, conclusive and binding on the parties and judgment may be entered thereon in the State or Federal Courts in or for Denver, Colorado, to enforce such arbitration decision. The prevailing Party in such arbitration, or any other action to enforce this Agreement or the CNCA, shall be entitled to recover from the non-prevailing Party, in addition to all other legal and/or equitable remedies, all costs of arbitration and/or litigation, including reasonable attorneys’ fees, incurred in connection with the prevailing Party’s enforcement of this Agreement or the CNCA. Employee agrees to these terms and conditions, including, specifically, Employee’s irrevocable agreement to arbitrate any dispute arising under the Agreement or the CNCA, and acknowledges receipt of the Agreement. Each Party hereby expressly acknowledges and agrees that nothing in this Section 7.l prohibits or shall be construed as prohibiting the Parties’ ability to seek injunctive relief from any State or Federal Court of competent jurisdiction to enforce the terms of this Agreement, where such injunctive relief would be appropriate.

Exhibit 10.11

m.Pre-Suit Mediation. Except with respect to any injunctive relief sought by the Company under this Agreement, the CNCA, and/or any other agreement between the Parties, each of the Parties knowingly, voluntarily, and intentionally agrees to and shall participate in a mediation conference before filing any complaint, charge, or accusatory pleading or document, or otherwise commencing any legal or administrative action or proceeding against the other Party with a federal, state, or local agency and/or in a court of competent jurisdiction. The Parties agree that the mediation conference shall be convened in Denver, Colorado, USA, and to cooperate in the selection of a mutually agreeable mediator. The Parties shall split equally the cost of the mediator. The Parties also agree to bear their own respective attorney’s fees and costs for mediation under this Section 7.m. For the avoidance of any doubt, except as provided herein, the mediation requirement of this Section 7.m is a condition precedent to any action, proceeding, and/or litigation between the Parties.
n.WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE PARTIES KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY AGREE TO, AND DO HEREBY, WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION, CAUSE OF ACTION, CLAIM, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER: (I) BASED ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH EMPLOYEE’S EMPLOYMENT WITH THE COMPANY; (II) BASED ON THIS AGREEMENT (INCLUDING THE CNCA) OR ARISING OUT OF, UNDER, OR RELATING TO THIS AGREEMENT (INCULDING THE CNCA); AND/OR (III) BASED ON ANY ALLEGED ACTION, INACTION, OR OMISSION OF EITHER PARTY TO THIS AGREEMENT.
o.Construction. The essential terms and conditions contained in this Agreement have been mutually negotiated between the Parties. The Parties agree that the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. No ambiguity or uncertainty in this Agreement shall be construed or interpreted in favor of or against any Party.
p.Compliance with Applicable Regulatory, Tax, and Legal Requirements. Any payments or benefits which may be conferred under this Agreement shall be subject to and administered in compliance with all regulatory, tax, and legal requirements applicable to Employee or the Company, including, without limitation, the following:
i.Tax Withholding. The Company may, but shall not be required by the Employee to, withhold from any compensation or benefits payable to Employee all applicable taxes and make any other deductions and withholdings as the Company, in its sole and absolute discretion, determines are required or permitted by law.
ii.Section 409A. To the extent applicable to Employee, this Agreement and all payments, distributions or other benefits hereunder shall comply and be administered in accordance with the requirements of, or an exemption or exclusion to, Section 409A and any applicable equivalent or related State law. To the extent any provision or term of this Agreement is ambiguous as to its compliance in this respect, such provision or term and all payments hereunder shall be interpreted to comply with the requirements of, or an exemption or exclusion to, Section 409A, as well as any applicable equivalent State law. For the avoidance of doubt, notwithstanding any provision of this Agreement to the contrary, if Employee is a “specified employee” (as defined in Treasury Regulations Section 1.409A-1(i)), then, to the extent required under Treasure Regulation Section 1.409A-3(i)(2), any payments that constitute “nonqualified deferral of compensation” that become due upon the Participant’s “separation from service” (other than due to the Participant’s death) and that would have been made under the terms of the Plan within the six-month period commencing on the Participant’s “separation from service” shall be delayed and instead be made as soon as practicable after the end of such six-month period. For purposes of this Section

Exhibit 10.11

7.p, the terms “specified employee”, “nonqualified deferral of compensation”, and “separation from service” have the meanings given to them under Section 409A. Any provision that would cause this Agreement or a payment, distribution, or other benefit hereunder to fail to comply with the requirements of, or an exemption or exclusion to, Section 409A, as well as any applicable equivalent State law, shall have no force or effect and the Parties agree that, to the extent an amendment would be effective, this Agreement shall be amended to comply with the requirements of, or an exemption or exclusion to, Section 409A, as well as any applicable equivalent State law. Such amendment shall be retroactive to the extent permitted by law. For purposes of this Agreement, Employee shall not be deemed to have terminated employment unless and until a “Separation from Service” within the meaning of Treasury Regulations Section 1.409A-1(h) has occurred. Each payment under Section 6.g and Section 6.h of this Agreement shall be treated as a separate payment for purposes of Section 409A.

iii.Code Section 280G. To the extent applicable to Employee, any of the payments or benefits received or to be received by the Employee constitute “Parachute Payments” within the meaning of Code Section 280G (each, a “Section 280G Payment”) and would, but for this Section 7.p.iii, be subject to the excise tax imposed under Code Section 4999 (the “Golden Parachute Tax”), then, prior to making such Section 280G Payment, a calculation shall be made comparing (A) the Net Benefit (as defined below) to the Employee of the Section 280G Payment to (B) the Net Benefit to the Employee if the Section 280G Payment is limited to the extent necessary to avoid being subject to the Golden Parachute Tax. Only if the amount calculated under (A) above is less than the amount under (B) above will the Section 280G Payment be reduced, and then, only to the minimum extent necessary to ensure that no portion of the Section 280G Payment is subject to the Golden Parachute Tax. For purposes of this Section 7.p.iii only, “Net Benefit” shall mean the present value of the payment, net of all federal, state, local, foreign income, employment, and excise taxes, including the Golden Parachute Tax. Any reduction made pursuant to this Section 7.p.iii shall be made in accordance with the requirements of Code Section 409A as follows: (X) first, reduction of cash payments and benefits, in reverse order of the date of payment; (Y) second, cancellation of vesting acceleration of equity awards, in reverse order of the date of grant; and (Z) third, reduction of other non-cash payments and benefits, in reverse order of the date the payment or benefit is to be provided. If the same payment or award date applies to more than one payment or benefit within any of the foregoing categories, the reduction will apply to each such payment or benefit on a pro-rata basis. All calculations and determinations under this Section 7.p.iii shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”), whose determinations shall be conclusive and binding on the Company and the Employee for all purposes. The Company and the Employee shall furnish the Tax Counsel with such information and documents as requested by the Tax Counsel to make its determinations under this Section 7.p.iii, and the Company shall bear all costs incurred by the Tax Counsel under this Section 7.p.iii.
iv.Regulatory Claw-back. Notwithstanding any other provisions in this Agreement to the contrary, any compensation (whether cash-, equity-, or incentive-based, or otherwise) paid to the Employee under this Agreement or any other agreement or arrangement between the Company and the Employee which is subject to recovery under any law, government regulation, or stock exchange listing requirement shall be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement), without regard for any termination, severance, or other agreement with respect to the Employee’s separation from service with the Company.
q.Full Understanding; Acknowledgment. Employee acknowledges and agrees that Employee has thoroughly read the terms of this Agreement before signing. Employee further acknowledges and agrees that, by signing this Agreement, Employee knowingly and voluntarily consents to the terms contained herein.

Exhibit 10.11

r.Counterparts. This Agreement (including the CNCA) may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts together shall constitute one and the same Agreement. Signing of this Agreement (including the CNCA) and transmission of the signed Agreement (including the CNCA) by electronic document transfer will be acceptable and binding upon the parties as of the Effective Date.

Exhibit 10.11

[Signature Page to Riot Platforms, Inc. Executive Employment Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Executive Employment Agreement, effective as of the Effective Date set forth herein.

EMPLOYEE

/s/ Jonathan Gibbs

/

Jonathan Gibbs

6/11/2025

Dated:

RIOT PLATFORMS, INC.

By: /s/ Jason Les  Name: Jason M. Les

Title: Chief Executive Officer

6/11/2025

Dated:

Attachments:

Exhibit “A” – CNCA

Exhibit “B” – Form of Severance Agreement

Exhibit “C” – 2019 Equity Incentive Plan, as amended Exhibit “D” – Executive Wellness Plan

Exhibit “E” – Performance-Based Award

Exhibit 10.11

Exhibit “A”

CNCA

[***]

Exhibit 10.11

Exhibit “B”

Form of Severance Agreement [***]

Exhibit 10.11

Exhibit “C”

2019 EQUITY INCENTIVE PLAN, AS AMENDED

1.PURPOSE OF PLAN

1.1 The purpose of this 2019 Equity Incentive Plan (this “Plan”) of Riot Platforms, Inc., a Nevada corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons.

As of the date of approval of the Plan, no additional grants will be made under the Corporation’s 2017 Equity Incentive Plan (the “2017 Plan”). Any shares of Common Stock not subject to exercised or outstanding grants under the 2017 Plan as of the date of this Plan may be issued under this Plan. Outstanding grants under the 2017 Plan will continue to be governed by the terms of such grants and the terms of the 2017 Plan under which they were issued.

2.ELIGIBILITY

2.1 The Administrator (as such term is defined in Section 3.1) may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an Award (a “Participant”) may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

3.PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Nevada Revised Statutes and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of

Exhibit 10.11

this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c) approve the forms of Award agreements (which need not be identical either as to type of Award or among Participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events) subject to any required consent under Section 8.6.5;

(g) determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

(h) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 7;

(i) acquire or settle (subject to Sections 7 and 8.6) rights under Awards in cash, stock of equivalent value, or other consideration; and

(j) determine the Fair Market Value (as defined in Section 5.6) of the common stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

Exhibit 10.11

4.SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation's authorized but unissued common stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed the sum of 3,600,000 shares of Common Stock and the number of shares available for grant under the 2017 Plan as of the Effective Date (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4.3. In determining the number of shares of Common Stock available for grant under the Plan at any time, the following rules shall apply:

(a) Any shares of Common Stock subject to an Award granted under the Plan or the 2017 Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares (or with the forfeiture of shares in connection with a restricted stock Award), is settled in cash in lieu of shares, or is exchanged with the Committee’s permission, prior to the issuance of shares, for an Award not involving shares shall become available again for grant under the Plan.

(b) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to (i) pay the exercise price of an option granted under the Plan or 2017 Plan or (ii) to satisfy tax withholding obligations associated with an option granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(c) Any shares of Common Stock that were purchased by the Corporation on the open market with the proceeds from the exercise of a stock option granted under the Plan or the 2017 Plan on or after the Effective Date shall not become available for grant under the Plan.

(d) Any shares of Common Stock that were subject to a stock-settled SAR granted under the Plan or 2017 Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(e) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with a SAR granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(f) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with an Award (other than an option or SAR) granted under the Plan or 2017 Plan, shall become available again for grant under the Plan.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

Exhibit 10.11

5.AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of “Award(s)” to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of Awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The Award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its Subsidiaries (for this purpose, the term “Subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the Subsidiary in question). There shall be imposed in any Award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option on the date such option is granted is at least 110% of the Fair Market Value of a share of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable Award agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.

5.1.4 Restricted Shares.

(a) Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award agreement relating to the restricted stock, a Participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b) Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the Participant

Exhibit 10.11

deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse.

(c) Dividends. With respect to an Award of restricted shares of Common Stock, the Administrator may grant or limit the right of a Participant to receive dividends declared on shares of Common Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of restricted Common Stock. If the Administrator grants the right to a Participant to receive dividends declared on shares of Common Stock subject to an unvested Award of restricted Common Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

5.1.5 Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an Award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable Award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Except as otherwise provided in the applicable Award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An Award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 5.2 below). Cash Awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Sections 5.1.1 through 5.1.7 above may be, on such terms as determined by the Administrator in its sole discretion, granted as “Performance-Based Awards,” whose grant, vesting, exercisability, or payment depends on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation's Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. The specific performance goals for Performance-Based Awards shall be, on an absolute

Exhibit 10.11

or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (a) earnings per share; (b) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities); (c) total stockholder return; (d) price per share of Common Stock; (e) gross revenue; (f) revenue growth; (g) operating income (before or after taxes); (h) net earnings (before or after interest, taxes, depreciation and/or amortization); (i) return on equity; (j) capital employed, or on assets or on net investment; (k) cost containment or reduction; (l) cash cost per ounce of production; (m) operating margin; (n) debt reduction; (o) resource amounts; (p) production or production growth; (q) resource replacement or resource growth; (r) successful completion of financings; or (s) any combination of the foregoing. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

5.3 Award Agreements. Each Award shall be evidenced by a written or electronic Award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the Award and returned to the Administrator. In the event an Award recipient fails to execute and return an Award agreement when required by the Administrator, such Award shall be null and void. The Administrator may authorize any officer of the Corporation (other than the particular Award recipient) to execute any or all Award agreements on behalf of the Corporation (electronically or otherwise). The Award agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash Awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

(a) services rendered by the recipient of such Award;

(b) cash, check payable to the order of the Corporation, or electronic funds transfer;

(c) notice and third-party payment in such manner as may be authorized by the Administrator;

(d) the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

(e) by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(f) subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Corporation.

Exhibit 10.11

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the Award agreement, as the same may be amended, (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

5.7.2 Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws. In no event will any Award granted under this Plan be transferred for value or consideration.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation;

(b) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d) subject to any applicable limitations on ISOs, if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative; or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which the Corporation or any subsidiaries operate or have employees or directors, the Administrator, in its sole discretion, shall have the power and authority to:

(a) determine which subsidiaries shall be covered by the Plan;

(b) determine which employees or directors who reside outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees or directors who reside outside the United States to comply with applicable foreign laws;

(d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 5.8 by the Administrator shall be attached to the Plan document as appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any

Exhibit 10.11

necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions under this Section 5.8 that would violate applicable law.

5.9 Vesting. Subject to Section 5.1.2 hereof, Awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant.

6.EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award agreement otherwise provides) of whether the Participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 For Awards of stock options or SARs, unless the Award agreement provides otherwise, the exercise period of such options or SARs (to the extent the Participant was entitled to exercise such options or SARs as of the date of termination) shall expire: (i) three (3) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the Participant's death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (ii) in the case of a Participant whose termination of employment is due to death or disability (as defined in the applicable Award agreement), twelve (12) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary; and (iii) immediately upon a Participant's termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant's termination is for “Cause.”

If not defined in the applicable Award agreement, “Cause” shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Corporation records, or commission of any criminal act which impairs Participant's ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Corporation or the successor to the Corporation after a Change in Control, including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person or body to which Participant reports; or

(v) gross negligence or willful misconduct in the performance of Participant's assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of Participant's job objectives.

6.1.3 For Awards of restricted shares, unless the Award agreement provides otherwise, restricted shares that are subject to forfeiture at the time that a Participant’s employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Corporation or one of its Subsidiaries

Exhibit 10.11

on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.ADJUSTMENTS; ACCELERATION

7.1 Adjustments.

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Administrator, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of shares of Common Stock or other securities that may be issued under the Plan or under particular forms of Award agreements, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (iii) the exercise price or Base Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of rights. Unless otherwise determined by the Administrator, the number of shares of Common Stock subject to an Award shall always be a whole number.

(b) In addition to the adjustments permitted under paragraph (a) above, the Administrator, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 7.1(a), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Corporation that agree to such substitution) for the shares of Common Stock available under the Plan or the shares of Common Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) In addition to the adjustments permitted under paragraphs (a) and (b) above, the Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan.

(d) The determination of the Administrator as to the foregoing adjustments set forth in this Section 7.1, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall be conclusive and binding on Participants under the Plan.

7.2 Change in Control. For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 7.2; or

Exhibit 10.11

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7.2.(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) Consummation of a reorganization, merger or consolidation of the Corporation, or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of Outstanding Corporation Voting Securities, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation (described in clause (1) of this Section 7.2(c)) resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

7.3 Effect of Change in Control. Subject to Section 7.1, upon a Change in Control, all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, except as may otherwise be provided in a then-effective written agreement (including an Award agreement) between a Participant and the Corporation. The immediately preceding sentence shall not apply to the extent that another Award meeting the requirements of Section 7.4 (“Replacement Award”) is provided to the Participant pursuant to Section 7.1(b) to replace an Award (“Replaced Award”)).

(a)Outstanding Awards Subject Solely to a Service Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately

Exhibit 10.11

prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs, multiplied by the number of shares of Common Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

(b)Outstanding Awards Subject to a Performance Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control, and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control and shall be exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs (to the extent vested pursuant to the immediately preceding sentence), multiplied by the number of shares of Common Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may determine the value of such Awards on date of settlement/exercise based solely upon (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of settlement/exercise over the exercise price or Base Price of the Award, as applicable, multiplied by (ii) the number of shares of Common Stock subject to such exercise or settlement.

7.4 Definition of Replacement Award.

(a) An Award shall meet the conditions of this Section 7.4(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Administrator, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 7.4(b); and (v) its other terms and conditions are not less favorable to the holder of the Replacement Award than the terms and conditions of the holder’s Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7.4(a) are satisfied shall be made by the Administrator, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Administrator may determine the value of Awards and Replacement Awards that are options or SARs by using any reasonable methodology, including but not limited to determining value by reference to intrinsic value or fair value under applicable accounting standards.

(b) Upon an involuntary termination of employment or service of a Participant occurring at any time following the

Exhibit 10.11

Change in Control, other than for Cause, (i) a Participant’s then-outstanding Replacement Awards (other than Replacement Awards in the form of an option or SAR) that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, in accordance with the applicable Award agreement, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A), (ii) a Participant’s then-outstanding Replacement Awards in the form of an option or SAR that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be exercisable over the exercise period set forth in the applicable Award agreement, (iii) a Participant’s then outstanding Replacement Awards (other than those in the form of an option or SAR) that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and performance conditions shall be deemed satisfied based on target performance and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the then Administrator or its equivalent, within thirty (30) days following such termination of employment or service (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A) and (iv) a Participant’s then-outstanding Replacement Awards in the form of options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on target performance and shall be exercisable over the exercise period set forth in the applicable Award agreement.

7.5 Other Acceleration Rules. Any acceleration of Awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than thirty (30) days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to the acceleration does not occur. The portion of any ISO accelerated pursuant to Section 7.3 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6 Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards; provided that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including

Exhibit 10.11

shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b) deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the

Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board on July 23, 2019 and shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in this Section 8.6.1. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Corporation. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on October 23, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 8.14.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except that the Administrator shall retain the discretion to decrease the amount payable pursuant to a cash award granted pursuant to Section 5.1.6 hereof below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a performance period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Administrator determines is

Exhibit 10.11

appropriate. Changes, settlements and other actions contemplated by Section 7 and Section 8.15 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.5.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Nevada.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b) Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's Award to become subject to the imposition of any taxes, including additional income or penalty taxes, under Section 409A, unless the Administrator expressly determines otherwise, such Award, Award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any Participant for such tax or penalty.

(c) No Guarantee of Favorable Tax Treatment. Although the Corporation intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based Awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding Awards previously

Exhibit 10.11

granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Prohibition on Repricing. Without the prior approval of the Corporation’s shareholders and except as provided for in Section 4, the Administrator may not (i) amend an option to reduce its exercise price or a SAR to reduce its Base Price; (ii) cancel an option or SAR in exchange for the grant of any new option or SAR with a lower exercise price or Base Price, as applicable; (iii) cancel an option or SAR in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the option or the Base Price of the SAR is greater than the current Fair Market Value of a share of Common Stock or (iv) take any other action with respect to an option or SAR that is treated as a repricing under generally accepted accounting principles.

8.15 Forfeiture and Recoupment Events.

(a) In addition to the forfeiture events otherwise specified in the Plan, the Administrator may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Corporation or other action pursuant to any compensation recovery policy adopted by the Board or the Administrator at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Administrator to comply with any such compensation recovery policy.

As adopted by the Board of Directors of Riot Blockchain, Inc. on July 23, 2019.

As approved by the Stockholders of Riot Blockchain, Inc. on October 23, 2019.

FIRST AMENDMENT

Exhibit 10.11

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Riot Blockchain, Inc. (the “Company”) 2019 Equity Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors of Riot Blockchain, Inc. (the “Board”) upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, and as ratified and approved by the shareholders of the Company (the “Effective Date”), amends the Plan as set forth herein as of the Effective Date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the Shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the Plan had, as of the date of its adoption, a Share Limit of 3,600,000 shares of the Company’s Common Stock, as well as 330,603 shares of the Company’s Common Stock, which had carried over from the Company’s former 2017 Equity Incentive Plan, for a total 3,930,603 shares of Common Stock available for Awards to Eligible Persons (the “Share Reserve”); and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee, having considered the Company’s issuance of Awards since the shareholders adopted the Plan, the Company’s expected needs for equity compensation through December 31, 2023, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this First Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 3,500,000 additional shares of Common Stock, for a total of 4,061,809 Shares.

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 9, 2020 and as approved by the shareholders of the Company as of the date listed below, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 4,061,809 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 9, 2020.

As approved by the Shareholders of Riot Blockchain, Inc. on November 12, 2020.

SECOND AMENDMENT

Exhibit 10.11

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the shareholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the shareholders adopted the Plan, as amended, the Company’s expected needs for equity compensation through December 31, 2024, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,400,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 14, 2021 and as approved by the shareholders of the Company as of the date listed below, this Second Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Second Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 11,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 14, 2021.

As adopted by the Stockholders of Riot Blockchain, Inc. on October 19, 2021.

THIRD AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

Exhibit 10.11

This Third Amendment (the “Third Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 10,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of May 31, 2022 and as approved by the stockholders of the Company as of the date listed below, this Third Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Third Amendment, the Plan is hereby amended as follows:

1.  As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 21,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.  Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on May 31, 2022.

As adopted by the Stockholders of Riot Blockchain, Inc. on July 27, 2022.

Exhibit 10.11

FOURTH AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Fourth Amendment (the “Fourth Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fourth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 27, 2023 and as approved by the stockholders of the Company as of the date listed below, this Fourth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fourth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 24,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Fourth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

Exhibit 10.11

As adopted by the Board of Directors of Riot Platforms, Inc. on April 27, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on June 27, 2023.

Exhibit 10.11

FIFTH AMENDMENT

TO THE

2019 EQUITY INCENTIVE PLAN

This Fifth Amendment (the “Fifth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Corporation”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Corporation set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Corporation to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Corporation, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Corporation’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Corporation’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fifth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 13,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of October 11, 2023 and as approved by the stockholders of the Corporation as of the date listed below, this Fifth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fifth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 38,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under

Exhibit 10.11

the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Fifth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on October 11, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on December 14, 2023.

Exhibit 10.11

SIXTH AMENDMENT

TO THE 2019 EQUITY INCENTIVE PLAN

This Sixth Amendment (the “Sixth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Fifth Amendment to the Plan (the “Fifth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on December 14, 2023, to increase the Share Reserve by 13,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Sixth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 15,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 15, 2024 and as approved by the stockholders of the Company as of the date listed below, this Sixth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Sixth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2  Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 53,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive

Exhibit 10.11

Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.  Except as specifically set forth in this Sixth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on April 15, 2024.

As adopted by the Stockholders of Riot Platforms, Inc. on June 12, 2024.

Exhibit 10.11

Exhibit “D”

Executive Wellness Plan

[***]

Exhibit 10.11

Exhibit “E”

Performance-Based Award [***]